JOINT REPORTING AGREEMENT

March 28, 2008

In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

1.      Such party is eligible to file a statement or statements on Schedule 13D pertaining to the Common Stock, $0.01 par value per share, of Tempur-Pedic International Inc., a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

2.         Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

3.         Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party. Each party hereby constitutes and appoints Friedman Fleischer & Lowe GP II, LLC as his or its true and lawful attorney-in-fact to (a) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission (the “SEC”), any stock exchange and any similar authority amending or otherwise modifying the Schedule 13D to which this Joint Reporting Agreement is an exhibit and (b) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to timely file such forms and other documents with the SEC, any stock exchange and any similar authority.

This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

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             IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on its or his behalf as of the date first written above.

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II, L.P.

By:   Friedman Fleischer & Lowe GP II, L.P.,

         its general partner

By:   Friedman Fleischer & Lowe GP II, LLC,

its general partner

By:    /s/ Christopher A. Masto

Name: Christopher A. Masto

Title: Managing Member

FFL EXECUTIVE PARTNERS II, L.P.

By:    Friedman Fleischer & Lowe GP II, L.P.,

          its general partner

By:    Friedman Fleischer & Lowe GP II, LLC,

          its general partner

By:    /s/ Christopher A. Masto

Name: Christopher A. Masto

Title: Managing Member

FFL PARALLEL FUND II, L.P.

By:    Friedman Fleischer & Lowe GP II, L.P.,

          its general partner

By:    Friedman Fleischer & Lowe GP II, LLC,

          its general partner

By:    /s/ Christopher A. Masto

          Name:  Christopher A. Masto

          Title:  Managing Member

FRIEDMAN FLEISCHER & LOWE GP II, L.P. By: Friedman Fleischer & Lowe GP II, LLC, its general partner By: /s/ Christopher A. Masto Name: Christopher A. Masto Title: Managing Member
FRIEDMAN FLEISCHER & LOWE GP II, LLC By: /s/ Christopher A. Masto Name: Christopher A. Masto Title: Managing Member
DAVID L. LOWE /s/ David L. Lowe
SPENCER C. FLEISCHER /s/ Spencer C. Fleischer
TULLY M. FRIEDMAN /s/ Tully M. Friedman
CHRISTOPHER A. MASTO /s/ Christopher A. Masto

SIGNATURE PAGE TO THE JOINT REPORTING AGREEMENT